EXHIBIT 3.2

Adopted and Effective as of: September 16, 2013

K-V PHARMACEUTICAL COMPANY

AMENDED AND RESTATED BY-LAWS

ARTICLE I

OFFICES

Section 1.     The registered office of the Corporation in the State of Delaware shall be located at 2711 Centerville Road, Suite 400 in the City of Wilmington, County of New Castle, Delaware 19808. The name of the Corporation’s registered agent at such address shall be Corporation Service Company. The registered office and/or registered agent of the Corporation may be changed from time to time by action of the Board of Directors.

Section 2.     The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors or officers of the Corporation may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1.     All meetings of the stockholders for the election of directors or for any other purpose shall be held at such place, either within or outside the State of Delaware, as may from time to time be designated by resolution of the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2.     Annual meetings of stockholders shall be held at such date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. At such annual meeting, subject to the Certificate of Incorporation and that certain stockholders’ agreement, dated as of September 16, 2013, (as amended, modified, supplemented or restated from time to time in accordance with its terms, the “Stockholders’ Agreement”), the affirmative vote of the holders of a majority of the issued and outstanding shares of capital stock entitled to vote thereon shall be required to elect directors and to approve or ratify such other matters as may properly be brought before the meeting.

Section 3.     Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the Chief Executive Officer and shall be called by the Chief Executive Officer or Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders owning a majority in amount of the common stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

Section 4.     Except as otherwise expressly required by statute, written notice of each annual and special meeting stating the place, date and hour of the meeting, and the purpose or purposes for which the meeting is called, shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than fifty days before the date of the meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice. Notice shall be given personally or by mail and, if by mail, shall be sent in a postage prepaid envelope, addressed to each such stockholder at such stockholder’s address as it appears on the records of the Corporation. Notice by mail shall be deemed given at the time when the same shall be deposited in the U.S. mail, postage prepaid. Notice of any meeting shall not be required to be given to any person who attends such meeting, except when such person attends the meeting in person or by proxy for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, or who, either before or after the meeting, shall submit a signed written waiver of notice, in person or by proxy. Neither the business to be transacted at, nor the purpose of, an annual or special meeting of stockholders need be specified in any written waiver of notice.

Section 5.     The officer who has charge of the stock ledger of the Corporation or his designee shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 6.     The holders of a majority of the issued and outstanding shares of capital stock entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days or if, after the adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 7.     At each meeting of stockholders, the Chairman of the Board of Directors, if one shall have been elected, or, in the absence of such chairman or if one shall not have been elected, the Chief Executive Officer, shall act as chairman of the meeting. The Secretary or, in the absence of the Secretary or any inability to act, the person whom the chairman of the meeting shall appoint as secretary of the meeting shall act as secretary of the meeting and keep the minutes thereof.

Section 8.     The order of business at all meetings of the stockholders shall be as determined by the chairman of the meeting.

Section 9.     Unless otherwise provided in the Certificate of Incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock of the Corporation standing in the name of such stockholder on the record of stockholders of the Corporation:

(a)	on the date fixed pursuant to the provisions of Article VI, Section 5 as the record date for the determination of the stockholders who shall be entitled to notice of and to vote at such meeting; or

(b)

if no such record date shall have been so fixed, then at the close of business on the day next preceding the day on which notice thereof shall be given, or, if notice is waived, at the close of business on the date next preceding the day on which the meeting is held.

Each stockholder entitled to vote at any meeting of stockholders, or to express consent or dissent to corporate action in writing without a meeting, may authorize another person or persons to act for such stockholder by a proxy signed by such stockholder or such stockholder’s attorney-in-fact, but no proxy shall be voted after three years from its date, unless the proxy expressly provides for a longer period. Any such proxy shall be delivered to the secretary of the meeting at or prior to the time designated in the order of business for so delivering such proxies. When a quorum is present at any meeting, the vote of the holders of a majority of the issued and outstanding shares of capital stock of the Corporation entitled to vote thereon shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the Certificate of Incorporation or the Stockholders’ Agreement, a different vote is required in which case such express provision shall govern and control the decision of such question. Unless required by statute, or determined by the chairman of the meeting to be advisable, the vote on any question need not be by ballot. On a vote by ballot, each ballot shall be signed by the stockholder voting, or by such stockholder’s proxy, if there be such proxy, and shall state the number of shares voted and the number of votes to which each share is entitled.

Section 10.     Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

Section 11.     In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within ten days after the date on which such request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within ten days after the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

ARTICLE III

DIRECTORS

Section 1.     Subject to the Certificate of Incorporation and the requirements of the Stockholders’ Agreement, the Board of Directors shall consist of one or more directors (not to exceed eleven), and the number of directors constituting the Board of Directors may be fixed, from time to time, by the affirmative vote of a majority of the entire Board of Directors or as otherwise permitted by applicable law. Directors need not be stockholders. Each director shall hold office until his or her successor shall have been elected and qualified, or until such director’s death, or until such director shall have resigned or shall have been removed, as hereinafter provided in these By-laws, the Certificate of Incorporation or the Stockholders’ Agreement.

Section 2.     The business of the Corporation shall be managed by its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute, the Certificate of Incorporation or these By-laws directed or required to be exercised or done by the stockholders.

Section 3.     The Chairman of the Board of Directors, if one shall have been elected, shall be a member of the Board of Directors and, if present and able to act, shall preside at each meeting of the Board of Directors or the stockholders. The Chairman shall advise and consult with the Chief Executive Officer, and in any absence thereof with other executives of the Corporation, and shall perform such other duties as from time to time may be assigned by the Board of Directors.

MEETINGS OF THE BOARD DIRECTORS

Section 4.     The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware, as the Board of Directors from time to time may determine or as shall be specified in the notice of any such meeting.

Section 5.     The first annual meeting of each newly elected Board of Directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected Board of Directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

Section 6.     Regular meetings of the Board of Directors may be held at such time and at such place as shall from time to time be determined by the Board of Directors.

Section 7.     Notice of regular and annual meetings of the Board of Directors need not be given except as otherwise required by applicable law or these By-laws. Notice of each special meeting of the Board of Directors (and of each regular and annual meeting of the Board of Directors for which notice shall be required) shall be given by the Secretary as hereinafter provided in this Section 7 of Article III, in which notice shall be stated the time and place of the meeting. Notice of any special meeting, and of any regular or annual meeting for which notice is required, shall be given to each director either (a) at least 24 hours before the meeting if by telephone or by being personally delivered or sent by electronic mail, telex, telecopy, or similar means or (b) at least two calendar days before the meeting if delivered by mail to the director’s residence or usual place of business. Such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage prepaid, or when transmitted if sent by telex, telecopy, or similar means. Any director may waive notice of any meeting by a writing signed by the director entitled to the notice and filed with the minutes or corporate records. The attendance at or participation of a director at a meeting shall constitute waiver of notice of such meeting by such director, unless the director at the beginning of the meeting or promptly upon such director’s arrival objects to holding the meeting or transacting business at the meeting. Except as otherwise required by these By-laws, neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 8.     Special meetings of the Board of Directors may be called by the Chief Executive Officer or the Chairman on twenty-four hours’ notice to each director, either personally or by mail or by telegram; special meetings shall be called by the Chief Executive Officer or the Chairman in like manner and on like notice on the written request of any two directors.

Section 9.     At all meetings of the Board of Directors a majority of the directors serving and qualified shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting to another time and place. Notice of the time and place of any such adjourned meeting shall be given to all of the directors unless such time and place were announced at the meeting at which the adjournment was taken, in which case such notice shall only be given to the directors who were not present thereat. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting as originally called.

Section 10.     Unless otherwise restricted by the Certificate of Incorporation or these By-laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

Section 11.     At each meeting of the Board of Directors, the Chairman, if one shall have been elected, or, in the absence of the Chairman or if one shall not have been elected, the Chief Executive Officer (or, in the absence of the Chief Executive Officer, another director chosen by a majority of the directors present) shall act as chairman of the meeting and preside thereat. The Secretary or, in the absence of the Secretary, any person appointed by the chairman of the meeting shall act as secretary of the meeting and keep the minutes thereof.

Section 12.     Unless restricted by the Certificate of Incorporation, any one or more members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation by such means shall constitute presence in person at a meeting.

RESIGNATION, REMOVAL AND VACANCIES

Section 13.     Any director of the Corporation may resign at any time by giving written notice thereof to the Corporation. Any such resignation shall take effect at the time, or upon the occurrence of some other event, specified therein or, if the time or event when it shall become effective shall not be specified therein, immediately upon its receipt. The acceptance of such resignation by the Board of Directors shall not be necessary to make it effective.

Section 14.     Except as otherwise provided in the Certificate of Incorporation or the Stockholders’ Agreement, any director may be removed, either with or without cause, at any time, by the holders of a majority of the issued and outstanding shares of capital stock of the Corporation entitled to vote at an election of directors.

Section 15.     Except as otherwise provided in the Certificate of Incorporation or the Stockholders’ Agreement, any and all vacancies on the Board of Directors may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy shall serve for the remainder of the full term of the directorship in which such vacancy occurred and until a successor is duly elected and qualifies.

COMMITTEES OF DIRECTORS

Section 16.     The Board of Directors may, by resolution passed by a majority of the Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation, and the Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Except to the extent restricted by statute or the Certificate of Incorporation, each such committee, to the extent provided in the resolution creating it, shall have and may exercise all the powers and authority of the Board of Directors and may authorize the seal of the Corporation to be affixed to all papers that require it. Each such committee shall serve at the pleasure of the Board of Directors and shall have such name as may be determined from time to time by resolution adopted by the Board of Directors. The Board of Directors may dissolve any committee or remove any member of a committee at any time.

Section 17.     Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

COMPENSATION OF DIRECTORS

Section 18.     Unless otherwise restricted by the Certificate of Incorporation, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and the directors other than the Chief Executive Officer may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

ARTICLE IV

NOTICES

Section 1.     Whenever, under the provisions of the statute or of the Certificate of Incorporation or of these By-laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram, fax or electronic mail at such director’s address as it appears on the records of the Corporation.

Section 2.     Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of these By-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

Section 3.     Any stockholder who attends a meeting of stockholders in person or is represented at that meeting by proxy without protesting, at the commencement of the meeting, the lack of notice of such meeting to him, or any director who attends a meeting of the Board of Directors without protesting, at the commencement of the meeting, the lack of notice of such meeting to him, in each case, shall be conclusively deemed to have been waived.

ARTICLE V

OFFICERS

Section 1.     The officers of the Corporation shall be elected by the Board of Directors and may include Chief Executive Officer, President, Vice President, Secretary and Treasurer. The Board of Directors may also choose additional Vice Presidents, and one or more Assistant Secretaries and Assistant Treasurers. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these By-laws otherwise provide.

Section 2.     The Board of Directors at its annual meeting may choose a Chairman, a Chief Executive Officer, a President, one or more Vice Presidents, a Secretary and a Treasurer and may choose such other officers as it deems appropriate.

Section 3.     The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors. An officer of the Corporation shall not be prevented from receiving compensation by reason of the fact that such officer is also a director of the Corporation.

Section 4.     The officers of the Corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed, either with or without cause, at any time by the affirmative vote of a majority of the Board of Directors at any meeting thereof. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

Section 5.     Any officer of the Corporation may resign at any time by giving written notice thereof to the Corporation. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon receipt. Unless otherwise specified therein, the acceptance of any such resignation shall not be necessary to make it effective.

Section 6.     Each officer shall perform such duties and exercise such other powers which are or from time to time may be delegated to him or her by the Board of Directors or these By-laws, all in accordance with basic policies as established by and subject to the oversight of the Board of Directors. In the absence of such delegation, the respective officers shall have the powers and shall discharge the duties customarily and usually held and performed by like officers of corporations similar in organization and business purposes to the Corporation subject to the control of the Board of Directors.

ARTICLE VI

CERTIFICATES OF STOCK

Section 1.     Except as otherwise provided in the Certificate of Incorporation, the Board of Directors may issue stock certificates or may provide by resolution or resolutions that some or all of any or all classes or series of stock of the Corporation shall be uncertificated shares of stock. Notwithstanding the adoption of any such resolution by the Board of Directors, every holder of stock represented by a certificate and, upon request, every holder of uncertificated shares shall be entitled to have a certificate, signed by, or in the name of the Corporation by, the Chairman of the Board of Directors or the President or Vice President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation. A certificate representing shares issued by the Corporation, if the Corporation is authorized to issue more than one class or series of stock, shall set forth upon the face or back of the certificate, or shall state that the Corporation will furnish to any stockholder upon request and without charge, a full statement of the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Section 2.     Any or all of the signatures on a certificate may be a facsimile. If any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, then such certificate may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

LOST CERTIFICATES

Section 3.     The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct sufficient as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of such new certificate.

TRANSFERS OF STOCK

Section 4.     Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books; provided, however, that the Corporation shall be entitled to recognize and enforce any lawful restriction on transfer. Upon receipt of proper transfer instruments from the registered owner of uncertificated shares, such uncertificated shares shall be cancelled and issuance of new equivalent uncertificated shares or certificated shares shall be made to the person entitled thereto and the transaction shall be recorded upon the books of the Corporation. Whenever any transfer of stock shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of transfer if, when the certificates are presented to the Corporation for transfer, both the transferor and the transferee request the Corporation to do so.

FIXED RECORD DATE

Section 5.     In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting. The manner of fixing a record date for the determination of stockholders entitled to express consent to corporate action in writing without a meeting shall be as provided for in Article II, Section 11.

REGISTERED STOCKHOLDERS

Section 6.     The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

TRANSFER AGENTS AND REGISTRARS

Section 7.     The Board of Directors may appoint, or may authorize any officer or officers to appoint, one or more transfer agents and one or more registrars.

REGULATIONS

Section 8.     The Board of Directors may make such additional rules and regulations, not inconsistent with the Certificate of Incorporation, the Stockholders’ Agreement and these By-laws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation.

ARTICLE VII

GENERAL PROVISIONS

DIVIDENDS

Section 1.     Dividends upon the capital stock of the Corporation, subject to the provisions of statute and the Certificate of Incorporation, may be declared by the Board of Directors from time to time. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of statute or the Certificate of Incorporation.

Section 2.     Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

CHECKS, NOTES, DRAFTS, ETC.

Section 3.     All checks, notes, drafts or other orders for the payment of money of the Corporation shall be signed, endorsed or accepted in the name of the Corporation by such officer, officers, person or persons as from time to time may be designated by the Board of Directors or by an officer or officers authorized by the Board of Directors to make such designation.

FISCAL YEAR

Section 4.     The fiscal year of the Corporation shall begin on the first day of April and shall end on the thirty-first day of March in each year and may be changed from time to time by resolution of the Board of Directors.

SEAL

Section 5.     The seal of the Corporation shall be in such form as shall be approved by the Board of Directors, which form may be changed from time to time by resolution of the Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

EXECUTION OF CONTRACTS, DEEDS, ETC.

Section 6.     The Board of Directors may authorize any officer or officers, agent or agents, in the name and on behalf of the Corporation to enter into or execute and deliver any and all deeds, bonds, promissory notes, mortgages, contracts, agreements and other obligations or instruments, and such authority may be general or confined to specific instances.

Definition of Certificate of Incorporation

Section 7.     References in these By-laws to the “Certificate of Incorporation” shall mean the Amended and Restated Certificate of Incorporation of the Corporation as adopted in accordance with applicable law and as may be amended, modified, restated, integrated, and supplemented from time to time in accordance with applicable law.

ARTICLE VIII

AMENDMENTS

Section 1.     Subject to the Stockholders’ Agreement, these By-laws may be altered, amended or repealed or new by-laws may be adopted by the stockholders or by the Board of Directors at any regular meeting of the stockholders or the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new by-laws be contained in the notice of such special meeting. These By-laws may also be altered, amended or repealed or new by-laws may be adopted by written consent as provided in Article II, Section 10 with respect to the stockholders and Article III, Section 10 with respect to the Board of Directors. If the power to adopt, alter, amend or repeal by-laws of the Corporation is conferred upon the Board of Directors by the Certificate of Incorporation, the Board of Directors shall not divest or limit the power of the stockholders to adopt, alter, amend or repeal by-laws of the Corporation. Notwithstanding anything to the contrary contained in these By-laws, any amendment, modification, change or repeal of any provision of these By-laws that would adversely affect any individual Investor (as such term is defined in the Stockholders’ Agreement) disproportionately as compared to any other Investor shall require the approval of such adversely affected Investor.

ARTICLE IX

INDEMNIFICATION OF DIRECTORS aND OFFICERS

Section 1.     The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner that such person reasonably believed to be in (or not in conflict with) the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful; provided, however, that, except for proceedings to enforce rights to indemnification (following the final disposition of such action, suit or proceeding), the Corporation shall not be obligated to indemnify any director or officer in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that such person did not act in good faith and in a manner that such person reasonably believed to be in (or not in conflict with) the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such conduct was unlawful.

Section 2.     The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner that such person reasonably believed to be in (or not in conflict with) the best interests of the Corporation; provided that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was prosecuted shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or such other court shall deem proper.

Section 3.     To the extent that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article IX, or in defense of any claim, issue or matter therein, then such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization by the Board of Directors or the stockholders in the specific case.

Section 4.     Any indemnification under Sections 1 and 2 of this Article IX (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director or officer is proper in the circumstances because such person has satisfied the applicable standard of conduct set forth in such Sections 1 and 2. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by, independent legal counsel in a written opinion, or (c) by the stockholders by a majority vote.

Section 5.     Expenses incurred in defending a civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall be ultimately determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article IX.

Section 6.     The indemnification and advancement of expenses provided by, or granted pursuant to, the other sections of this Article IX shall be in addition to any other right which any person may have or hereafter acquire under these By-laws, the Certificate of Incorporation, any statute, agreement, vote of stockholders or disinterested directors, at common law or otherwise. Certain persons that are entitled to indemnification under this Article IX have certain rights to indemnification, advancement of expenses and/or insurance provided by stockholders of the Corporation and/or their affiliates (“Third Party Indemnitors”) or otherwise. The Corporation and its subsidiaries, jointly and severally, are the indemnitors of first resort (it being understood, for the avoidance of doubt, that the obligations of the Corporation hereunder to any person entitled to indemnification and to the advancement of expenses under this Article IX (collectively with such each such person’s heirs, executors or administrators, the “Covered Persons”) are primary and any obligation of any Third Party Indemnitor to advance expenses or to provide indemnification (including, without limitation, through director and officer insurance policies) for the same expenses or liabilities incurred by the Covered Persons are secondary). The Corporation and its subsidiaries, jointly and severally, shall be required to advance the full amount of expenses incurred by such Covered Persons and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by these By-laws (or any other agreement between the Corporation or any of its subsidiaries, on the one hand, and such Covered Persons, on the other hand), without regard to any rights such Covered Persons may have against any Third Party Indemnitor. Each of the Corporation and its subsidiaries irrevocably waives, relinquishes and releases the Third Party Indemnitors from any and all claims against the Third Party Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. Each of the Corporation and its subsidiaries further agrees that no advancement or other payment by the Third Party Indemnitors on behalf of any Covered Person with respect to any claim for which such Covered Person has sought indemnification or advancement from the Corporation or any of its subsidiaries shall affect the foregoing and the Third Party Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or other payment to all of the rights of recovery of such Covered Person against such party. Each of the Corporation and its subsidiaries and the Covered Persons agree that the Third Party Indemnitors are express third party beneficiaries of this Section 6 of Article IX. Any person purchasing or otherwise acquiring any direct or indirect interest in any shares of capital stock shall be deemed to have notice of and consented to the provisions of this Article IX. Notwithstanding the foregoing, to the extent of any conflict between the terms of this Article IX and the provisions of the Certificate of Incorporation, the provisions of the Certificate of Incorporation shall control.

Section 7.     The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article IX.

Section 8.     For the purposes of this Article IX, references to the “Corporation” include all constituent corporations or other enterprises absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director or officer of such a constituent corporation or other enterprise or is or was serving at the request of such constituent corporation or enterprise as a director or officer of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article IX with respect to the resulting or surviving corporation or enterprise as such person would have been in if such person had served the resulting or surviving corporation or enterprise in the same capacity.

Section 9.     The indemnification and advancement of expenses provided by, or granted pursuant to, this Article IX shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 10.     The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation and its subsidiaries similar to those conferred in this Article IX to directors and officers of the Corporation.

Section 11.     Any repeal, alteration or amendment of this Article IX or adoption of any provision inconsistent herewith shall not adversely affect any rights to indemnification and to the advancement of expenses of a director, officer, employee or agent of the Corporation or any other person entitled to the granted indemnification under this Article IX existing at the time of such repeal, alteration, adoption or modification with respect to any acts or omissions occurring immediately prior to such repeal, alteration, modification, amendment, adoption or modification.

ARTICLE X

STOCKHOLDERS’ AGREEMENT

Section 1.     All holders of the Corporation’s common stock and preferred stock shall, without any action on behalf of such holder, automatically be subject to and bound by the terms of the Stockholders’ Agreement, as it may be amended from time to time in accordance with the terms thereof.

Section 2.     In the event of any inconsistency between these By-laws and the Stockholders’ Agreement, the Stockholders’ Agreement will control.